UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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AMTECH SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMTECH SYSTEMS, INC.

131 SOUTH CLARK DRIVE

TEMPE, ARIZONA 85281

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 8, 2005

To Our Shareholders:

The 2005 Annual Meeting of Shareholders of AMTECH SYSTEMS, INC., an Arizona corporation (the “Company”), will be held at the Hilton Phoenix Airport Hotel, 2435 South 47th Street, Phoenix, Arizona, on Friday, July 8, 2005, at 10:00 a.m., Arizona time, for the following purposes:

1.	To elect four (4) directors to serve for one-year terms or until their successors are elected and qualified;

2.	To approve an amendment to the Company’s Non-Employee Directors Stock Option Plan; and

3.	To transact such other business as may properly come before the meeting or its adjournment.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The Company is presently aware of no other business to come before the Annual Meeting.

The Board of Directors has fixed the close of business on June 10, 2005, as the record date (the “Record Date”) for the determination of shareholders who hold the Company’s common stock or preferred stock who are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof. Shareholders are reminded that their shares of the Company’s common stock or preferred stock can be voted at the annual meeting only if they are present at the Annual Meeting in person or by valid proxy. A copy of the Company’s 2004 Annual Report, which includes our audited financial statements, was mailed with this Notice and Proxy Statement to all shareholders of record on the Record Date.

Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote FOR approval of such proposals.

By Order of the Board of Directors:

Robert T. Hass, Secretary

Tempe, Arizona

June 15, 2005

IMPORTANT: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

AMTECH SYSTEMS, INC.

131 SOUTH CLARK DRIVE

TEMPE, ARIZONA 85281

PROXY STATEMENT

The Board of Directors of Amtech Systems, Inc., an Arizona corporation (the “Company”), is soliciting proxies to be used at the 2005 Annual Meeting of Shareholders of the Company to be held on Friday, July 8, 2005, at 10:00 a.m., Arizona time, and any adjournment or postponement thereof (the “Annual Meeting”). A copy of the Notice of the Meeting accompanies this Proxy Statement. This Proxy Statement and the accompanying form of proxy will be mailed to all shareholders entitled to vote at the Annual Meeting beginning June 15, 2005.

Who Can Vote

Shareholders of record as of the close of business on June 10, 2005 (the “Record Date”), may vote at the Annual Meeting and at any and all adjournments or postponements of the meeting. On the Record Date, 2,705,121 shares of the Company’s common stock, $.01 par value (“Common Stock”), and 540,000 shares of the Company’s Series A Convertible Preferred Stock, $.01 par value (“Preferred Stock”), were issued and outstanding.

What Constitutes a Quorum

Except with respect to the election of directors, the presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. With respect to the election of the three directors who are to be elected by the holders of Common Stock (the “Common Stock Director”), the presence in person or by proxy of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum. With respect to the election of the single director who is to be elected by the holders of Preferred Stock (the “Preferred Stock Director”), the presence in person or by proxy of the holders of a majority of the voting power of the outstanding shares of Preferred Stock entitled to vote is necessary to constitute a quorum.

Abstentions and broker non-votes are included in the number of shares present at the meeting for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

How to Attend the Meeting

If you are a shareholder of record, which means you hold your shares in your name, you may attend the meeting. If you own shares in the name of a bank, broker or other holder of record (“street name”), you will need to ask your broker or bank for a copy of the proxy they received from us. You will need to bring the proxy with you to the Annual Meeting.

How to Vote

If you are a shareholder of record, you may vote by mail or in person. To vote by mail, sign, date and return your proxy card in the enclosed postage-paid envelope. All valid proxies received before the Annual Meeting, and not properly revoked, will be exercised. If you sign and return your proxy card, but do not give voting instructions and authority to vote is not specifically withheld, the shares represented by that proxy will be voted as recommended by our Board of Directors. If you have specified a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made.

All shareholders may vote in person at the Annual Meeting (unless they are street name holders without a legal proxy). If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be validly voted.

We are not aware of any other matters to be presented at the Annual Meeting, except those described in this Proxy Statement. However, if any other matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxies will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, your Common Stock and Preferred Stock may be voted by the proxies on the new meeting date as well, unless you have revoked your proxy prior to that time.

What are the Voting Rights of Holders of Common Stock and Preferred Stock

The holders of Common Stock will be entitled to one vote per share of Common Stock. The holders of Preferred Stock will be entitled to one vote per share of Preferred Stock. The holders of Common Stock and Preferred Stock vote together as a single class on all matters, except: (i) with respect to the election of directors; (ii) as required by the Certificate of Designations, Preferences and Privileges of the Series A Convertible Preferred Stock of Amtech Systems, Inc. (the “Certificate of Designations”); and (iii) as required by law.

What Vote is Required to Approve Each Item

With respect to the election of directors, only holders of the Common Stock will be entitled to vote on the nominees for Common Stock Director, and only holders of Preferred Stock will be entitled to vote on the nominees for Preferred Stock Director. The affirmative vote of a plurality of votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting is required for the election of the Common Stock Directors. The affirmative vote of a plurality of votes cast by holders of Preferred Stock represented and entitled to vote at the Annual Meeting is required for the election of the Preferred Stock Director. Amtech Investments, LLC (“Amtech Investments”), which held 312,500 shares of the Preferred Stock (representing approximately 58% of the outstanding voting power of the Preferred Stock) as of the Record Date, has notified the Company that it intends to vote in favor of the Board of Directors’ nominee for Preferred Stock Director. Amtech Investments has sufficient voting power to elect the Board’s nominee for Preferred Stock Director, and if Amtech Investments votes in favor of such nominee as it has indicated, the nominee will be elected.

With respect to the approval of the amendment to the Company’s Non-Employee Directors Stock Option Plan (the “Amended Plan”), the affirmative vote of a majority of votes cast by holders of Common Stock and Preferred Stock represented and entitled to vote at the Annual Meeting is required for approval.

Voting Choices

For each proposal presented for which you are entitled to vote, you may vote one of the following ways:

1.	For the proposal

2.	Against the proposal

3.	Abstain from voting

Proxies signed and returned without instructions will be voted FOR each proposal presented.

Changing Your Vote

You may revoke your proxy at any time before it is exercised in one of three ways:

•	By delivering to our offices, to the attention of our Corporate Secretary prior to the vote at the Annual Meeting, a written instrument of revocation bearing a date later than that of the proxy.

•	By duly executing and delivering to our offices, to the attention of our Corporate Secretary prior to the vote at the Annual Meeting, a proxy for the same shares bearing a later date.

•	By voting by ballot at the Annual Meeting, provided that the shareholder notifies our Corporate Secretary at the Annual Meeting of his or her intention to vote in person at any time prior to the voting of the proxy.

How Votes are Counted

Inspectors of election will be appointed for the Annual Meeting. The inspectors of election will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. If you have returned valid proxy instructions or attend the Annual Meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Abstentions and broker non-votes will be included in the determination of the number of shares represented for a quorum.

Costs of this Proxy Solicitation

We will pay the costs of preparing and mailing the Notice and Proxy Statement, including the charges and expenses of brokerage firms, banks and others who forward solicitation material to beneficial owners of the Common Stock and Preferred Stock. We will solicit proxies by mail. Officers and directors of the Company may also solicit proxies personally, or by telephone or facsimile, without additional compensation. Computershare will serve as our proxy solicitation agent. In such capacity, Computershare will coordinate the distribution of proxy materials to beneficial owners of Common Stock and oversee the return of proxy cards. The fee for all of these services is estimated to be $15,000.

Annual Report

The Company’s Annual Report to Shareholders for the fiscal year ended September 30, 2004 (the “Annual Report”) has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of, and to vote at, the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement, and is not considered proxy-soliciting material.

The information contained in the “Report of Compensation and Option Committee,” “Audit Committee Report” and “Comparison of Stock Performance” shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Number of Directors to be Elected

Our Board of Directors currently consists of five members. Each director elected will hold office for one year or until his successor is elected and qualified. If any director resigns, or otherwise is unable to complete his term in office, our Board may elect another director for the remainder of the resigning director’s term. The holders of Common Stock are entitled to elect four Common Stock Directors out of the five directors on the Board. Pursuant to the Certificate of Designations, the holders of Preferred Stock are entitled to elect one Preferred Stock Director out of the five directors on the Board. Immediately following the 2005 Annual Meeting, there will be one vacancy on the Board of Directors, which will be one of the Common Stock Directors. The Board of Directors is currently in the process of searching and recruiting qualified candidates to fill this vacancy.

Vote Required

The affirmative vote of a plurality of votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting is required for the election of the Common Stock Directors. The affirmative vote of a plurality of votes cast by holders of Preferred Stock represented and entitled to vote at the Annual Meeting is required for the election of the Preferred Stock Directors. There is cumulative voting in the election of directors. This means that each holder of Common Stock present at the Annual Meeting, either in person or by proxy, will have an aggregate number of votes in the election of directors equal to three (the number of persons nominated for election as Common Stock Directors) multiplied by the number of shares of Common Stock held by such shareholder on the Record Date. The resulting aggregate number of votes may be cast by the holder of Common Stock for the election of any single nominee for Common Stock Director, or the shareholder may distribute such votes among any number or all of the nominees for Common Stock Director. The three nominees for Common Stock Director receiving the highest number of votes will be elected to our Board of Directors. Each holder of Preferred Stock present at the Annual Meeting, either in person or by proxy, will have one vote per share of Preferred Stock held by such shareholder on the Record Date. The holders of Preferred Stock may cast votes for the election of the Preferred Stock Director, but not for any of the nominees for Common Stock Director.

Amtech Investments, which held 312,500 shares of the Preferred Stock (representing approximately 58% of the outstanding voting power of the Preferred Stock) as of the Record Date, has notified the Company that it intends to vote in favor of the Board of Directors’ nominee for Preferred Stock Director. Amtech Investments has sufficient voting power to elect the Board’s nominee for Preferred Stock Director, and if Amtech Investments votes in favor of such nominee as it has indicated, the nominee will be elected.

Nominees of the Board

Our Board of Directors is responsible for supervision of the overall affairs of the Company. Our Board has nominated the following individuals to serve on our Board of Directors for the following year:

Jong S. Whang (Common Stock Director)

Robert T. Hass (Common Stock Director)

Robert F. King (Common Stock Director)

Robert M. Averick (Preferred Stock Director)

Each of these nominees, except Mr. Averick, the sole nominee for Preferred Stock Director, currently serves on our Board of Directors, and has agreed to be named in this Proxy Statement and to serve if elected. Mr. Averick, who was recommended for nomination by Amtech Investments, the holder of a majority of the Preferred Stock, is currently portfolio manager for Richard L. Scott Investments, LLC which is the controlling member of Amtech Investments.. See below for information regarding each of the nominees.

Our Board of Directors recommends a vote FOR the election of the three nominees for Common Stock Director and the nominee for Preferred Stock Director under Proposal No. 1. Our Board of Directors intends to vote its proxies for the election of the nominees, for a term to expire at the next Annual Meeting. In that regard, our Board of Directors solicits authority to cumulate such votes.

If any nominee should become unavailable for any reason, which our Board of Directors does not anticipate, the proxy will be voted “for” any substitute nominee, or nominees, who may be selected by our Board of Directors prior to, or at, the Annual Meeting, or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board to the number of nominees available. The information concerning the nominees and their share holdings in the Company has been furnished by them to the Company.

Information Concerning Directors and Officers

The following table sets forth information regarding the officers and directors of the Company. The subsequent paragraphs contain biographical data for each director.

Name	Age	Position with the Company
Jong S. Whang	59	President, Chief Executive Officer and Director
Robert T. Hass	55	Vice President – Finance, Chief Financial Officer, Treasurer, Secretary and Director
Robert Averick	39	Director
Robert F. King	71	Director

Jong S. Whang has been President, Chief Executive Officer and a Director of the Company since its inception, and was one of its founders. Mr. Whang’s responsibilities as President include the sales effort for the Company’s semiconductor equipment business and the development of new products and business opportunities in that industry. He has 30 years of experience in the semiconductor industry, including time spent in both processing and manufacturing of equipment components and systems. From 1973 until 1979, he was employed by Siltronics, Inc., initially as a technician working with chemical vapor deposition, and later as manager of the quartz fabrication plant with responsibility of providing technical marketing support. From 1979 until 1981, he was employed by U.S. Quartz, Inc. as manufacturing manager. In 1981, he left U.S. Quartz to form the Company.

Robert T. Hass has been Vice President – Finance, Chief Financial Officer, Treasurer and Secretary of the Company since June, 1992, and a Director of the Company since February, 1996. From 1991 until May, 1992, he operated a financial consulting practice. From 1985 to 1991, Mr. Hass was Director of Accounting Services and then Controller for Lifeshares Group, Inc., and from 1988 to 1991 was Controller and Chief Accounting Officer of some of Lifeshares’ subsidiaries. From 1984 to 1985, he was Vice President – Finance and Treasurer of The Victorio Company. From 1977 to 1984, he served in various capacities including Vice President, Chief Financial Officer and Treasurer of Altamil Corporation, then a public diversified manufacturing company. From 1972 to 1977, he was an auditor with Ernst & Ernst, now known as Ernst & Young. He is a Certified Public Accountant.

Robert M. Averick is currently a Vice President, Portfolio Manager at Richard L. Scott Investments, LLC (“RLSI”), a family investment office located in Stamford, Connecticut. Mr. Averick co-manages a public equity portfolio on behalf of RLSI where he is responsible for all aspects of the investment decision-making process. Prior to joining RLSI in 2000, Mr. Averick was a Senior Associate with Prudential Investments Structured Finance Group where he focused on highly structured, private and 144A asset-backed transactions. Mr. Averick has additional work experience in Strategic Planning and Consulting. Mr. Averick received an undergraduate degree in Economics from The University of Virginia and a Masters in Business Administration in Finance and Entrepreneurial Management from The University of Pennsylvania, The Wharton School of Business.

Robert F. King has been a Director of the Company since May, 2003. Since 1989, Mr. King has been President of King Associates, which provides consulting services to equipment companies serving the semiconductor and flat panel display industries. He currently serves on the advisory board of a privately-held company, which provides equipment to the flat panel display industry. From 1968 to 1988, Mr. King was employed at Varian Associates, where he served in various marketing positions, including Vice President of Marketing for the Semiconductor Equipment Division. Mr. King also served on the Board of Directors of Varian’s joint venture semiconductor equipment companies located in Korea and Japan.

Information About Board and Committee Meetings and Director Compensation

Information concerning our Board of Directors and the three committees maintained by our Board is set forth below. A majority of the Board of Directors, as well as the Company’s Board Committees, consist of Directors who are not employees of the Company and who are “independent” within the meaning of the listing standards of the Nasdaq Stock Market. Currently, the Company’s independent directors include Bruce R. Thaw, Alvin L. Katz and Robert F. King.

Our Board of Directors held four (4) meetings during the 2004 fiscal year. No director attended less than 75% of all Board meetings while he served as such director, or less than 75% of all committee meetings on which he served as a committee member. Our Board has the authority under the Company’s Bylaws to increase or decrease the size of our Board and fill vacancies, and the directors chosen to fill such vacancies will hold office until the Company’s next annual meeting, or until their successors are elected and qualified.

The Audit Committee, the Compensation and Option Committee and the Nominating Committee are the standing committees of our Board of Directors. These committees are comprised as follows:

Audit – Bruce R. Thaw, Alvin L. Katz and Robert F. King

Compensation and Option – Alvin L. Katz and Bruce R. Thaw

Nominating – Alvin L. Katz and Bruce R. Thaw

The Audit Committee held five (4) meetings during the 2004 fiscal year. The Audit Committee is responsible for maintaining communication between the Board of Directors, the independent auditors and members of financial management with respect to the Company’s financial affairs in general, including financial statements and audits, the adequacy and effectiveness of the internal accounting controls and systems and the retention and termination of the independent auditors. The Audit Committee also develops and recommends corporate governance guidelines to the Board and provides oversight with respect to corporate governance and ethical conduct. A copy of the charter of the Audit Committee is attached as Exhibit A to this Proxy Statement.

The Audit Committee is composed of outside directors who are not officers or employees of the Company or its subsidiaries. In the opinion of our Board, and as “independent” is defined under the listing rules of the Nasdaq Stock Market, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee.

The Compensation and Option Committee held one (1) meeting during the 2004 fiscal year. The Compensation and Option Committee makes recommendations concerning officer compensation, employee benefit programs and retirement plans.

The Nominating Committee held one (1) meeting during the 2004 fiscal year. The Nominating Committee identifies and approves individuals qualified to serve as members of our Board and also evaluates the Board’s performance. A copy of the charter of the Nominating Committee is attached as Exhibit B to this Proxy Statement. The Nominating Committee approved the nomination of the candidates reflected in Proposal 1. The Nominating Committee will consider, but is not required to approve, director nominations made by shareholders for any annual meeting of the Company, provided, with respect to nominees for Common Stock Director, a written recommendation is received by the Company from a holder of Common Stock no later than the date shareholder proposals must be submitted for consideration prior to such annual meeting, and with respect to nominees for Preferred Stock Director, a recommendation is received by the Company within a reasonable amount of time before the Company begins to print and mail its proxy materials. Robert Averick, the sole nominee for Preferred Stock Director, was recommended for nomination by a holder of Preferred Stock.

Messrs. Thaw and Katz have declined to stand for reelection to the Board and, therefore, will not be serving on the Board or the Board Committees after the date of the Annual Meeting. Until such time that the Board of Directors appoints an additional director to fill the vacancy on the Board that will exist immediately after the Annual Meeting, the Company will not be in compliance with the Nasdaq Stock Market Rules as they relate to the independence of the members of the Board and Board Committees. The Board expects to appoint a new independent director to fill such vacancy on the Board, and to serve on each of the Board Committees, as soon as practicable after the Annual Meeting.

Directors’ Compensation

Directors who are full-time employees of the Company receive no additional compensation for serving as directors. Non-Employee Directors receive an annual retainer of $6,000 and fees of $700 per Board meeting attended and $250 per committee meeting attended. In addition, under the Company’s Non-Employee Directors Stock Option Plan, each outside director receives an annual grant of options to purchase 5,000 shares of Common Stock. The exercise price of the options is set at the fair market value of Common Stock on the date of grant. Each option has a term of ten years and is exercisable in three equal installments commencing on the first anniversary of the date of grant and continuing for the two successive anniversaries thereafter. In the event of disability (as defined in the plan) or death of an outside director, all options remain exercisable for a period of twelve months following the date such person ceased to be a director, but only to the extent such options were exercisable on the date the director ceased to be a director. The Plan, if approved by the shareholders of the Company, would replace the current Non-Employee Directors Stock Option Plan, and give the Board of Directors more discretion with respect to options issued to non-employee directors. See Proposal No. 2 – Adoption of Amended and Restated Non-Employee Directors Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

The Compensation and Option Committee is presently comprised of Mr. Katz and Mr. Thaw, who are not officers or employees of the Company.

EXECUTIVE COMPENSATION

The following table sets forth information regarding annual and long-term compensation for services rendered to the Company during the fiscal years ended September 30, 2004, 2003 and 2002 by the Company’s Chief Executive Officer and the other most highly compensated executive officer of the Company who received annual compensation exceeding $100,000 during such periods (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation (1)				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary (2)	Bonus (3)(4)		Other Annual Compensation	Restricted Stock Awards	All Other Compensation
Jong S. Whang President and Chief Executive Officer	2004 2003 2002	$150,722 150,722 150,722	$	— — 3,585	— — —	— — —	— — —

Robert T. Hass Vice President – Finance	2004 2003 2002	$102,000 102,000 102,000		$57,461 — 18,000	— — —	— — —	— — —

(1)	Neither Messrs. Whang nor Hass received personal benefit perquisites in excess of the lesser of $50,000 or 10% of their aggregate salary and bonus.

(2)	Effective March 15, 2001, Mr. Whang entered into a five-year employment agreement with the Company. The agreement specifies an annual base salary of $188,402. Effective April 1, 2001, Mr. Whang voluntarily reduced his annual salary by 20% to $150,722 and Mr. Hass voluntarily reduced his annual salary by 15% to $102,000.
(3)	See “Employment And Change In Control Arrangements” for a description of how Mr. Whang’s incentive compensation is determined.
(4)	The discretionary cash bonus granted to Mr. Hass in 2004 was in consideration of work performed in connection with the acquisition of Bruce Technologies, Inc.

Option Grants in Last Fiscal Year

There were no stock option grants during the 2004 fiscal year to any of the Named Executive Officers.

Aggregated Option Exercises and Fiscal Year-End Option Values

The following table sets forth information (on an aggregated basis) concerning exercises of stock options during the 2004 fiscal year by each of the Named Executive Officers, and the year-end value of unexercised options.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised “In-The- Money” Options at Fiscal Year-End($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jong S. Whang	—	—	132,767	60,000	$134,462	—
Robert T. Hass	—	—	23,250	13,000	$19,719	—

(1)	Options are “in-the-money” at the fiscal year-end if the fair market value (based on the closing price of the Company’s Common Stock on the Nasdaq Stock Market on September 30, 2004 of $4.28 per share, less the exercise price) of the underlying securities exceeds the exercise or base price of the option on such date.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

On March 15, 2001, the Company entered into a five-year employment agreement with its President, Jong S. Whang. Under the terms of the agreement, Mr. Whang is entitled to an annual base salary of $188,402, and annual base salary increases of at least 5% to be determined by our Board of Directors. Mr. Whang is also entitled to receive annual incentive cash compensation of up to the lesser of 50% of his base salary or 10% of the Company’s earnings before taxes and extraordinary items (after deducting the sum of such bonuses), based on the follow criteria: (i) a bonus equal to 2% of the annual earnings of the Company before taxes and extraordinary items and (ii) a bonus equal to 2% of the amount by which the revenues of the Company for the applicable fiscal year exceeds such revenues for the previous fiscal year. In addition, Mr. Whang was granted an option to purchase 150,000 shares of Common Stock pursuant to the terms of his employment agreement. These options were granted on March 15, 2001, and vest at the rate of 20% per full year of service over a five-year period. To the extent not already exercisable, the options become immediately exercisable upon: (i) the dissolution or liquidation of the Company, or a reorganization, merger or consolidation in which all, or substantially all, prior shareholders do not continue to own more than 60% of the then outstanding shares of Common Stock and voting securities, (ii) the sale of all, or substantially all, of the assets of the Company or (iii) the occurrence of a change in control of the Company, as discussed in the agreement. The agreement also contains confidentiality and non-compete provisions with which Mr. Whang must comply. Mr. Whang is also entitled to participate in any benefit plans generally available to employees of the Company. Finally, the Company is required to purchase a $250,000 life insurance policy on the life of Mr. Whang, with his spouse as the beneficiary of such policy. To date, Mr. Whang has waived the Company’s compliance with the latter requirement.

Under the terms of Mr. Whang’s employment agreement, if he is terminated other than for “cause,” or he terminates his employment for “good reason” (as such terms are defined in his employment agreement), he is entitled to receive, as severance pay, salary, incentive compensation and vacation accrued through the date of termination plus the following: (i) an amount equal to two years of Mr. Whang’s base salary in effect on the termination date; (ii) a pro-rated portion of the amount of incentive compensation Mr. Whang would earn for the fiscal year in which the termination occurs if the results of operations of the Company for the period from the beginning of such fiscal year to the termination date were annualized; (iii) full vesting of all stock options issued under the employment agreement; and (iv) vesting of a pro-rated portion of the number of stock options that would have vested for the fiscal year in which the termination occurs.

Mr. Whang’s employment agreement also provides for benefits should his employment with the Company be terminated following a change in control. If Mr. Whang’s employment with the Company is terminated within one year following the occurrence of a change of control, either by the Company for any reason other than for cause, or by Mr. Whang for good reason, the Company would be required to pay him a lump sum payment equal to three years of his annual base salary in effect on the termination date and the maximum amount of incentive compensation that he could earn for the fiscal year in which the termination date occurs. In addition, all unvested stock options held by him would vest immediately.

The Company has also entered into a severance agreement with Robert T. Hass, its Vice President – Finance, which provides for severance benefits similar to those described above for Mr. Whang, with the exception that Mr. Hass is entitled to a lump sum severance payment equal to one year’s base salary should his employment be terminated within one year following a change in control.

Certain Relationships and Related Transactions

The Company had no transactions during 2004 with any director, director nominee, executive officer, security holder known to the Company to own of record or beneficially more than 5% of the Common Stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeded $50,000.

REPORT OF COMPENSATION AND OPTION COMMITTEE

The Compensation and Option Committee of the Company’s Board of Directors (the “Committee”), which is composed entirely of independent, outside directors, establishes the general compensation policies of the Company, and specific compensation for each executive officer of the Company, and administers the Company’s stock option program. The Committee’s objective is to make the compensation packages of the executive officers of the Company sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward Company executives for achieving the financial and strategic goals of the Company essential to the Company’s long-term success and growth in shareholder value. The Company’s executive compensation package consists of three main components: base salary, incentive cash bonuses and stock options.

Base Compensation – The Committee’s approach is to offer executives salaries competitive with those of other executives in the industry in which the Company operates. To that end, the Committee evaluates the competitiveness of base salaries based on information drawn from a variety of sources, including published and proprietary survey data and the Company’s own experience recruiting and retaining executives, although complete information is not easily obtainable. The Company’s base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company and the performance of the individual executive.

Bonuses – In addition to base salary, executives are eligible to receive a discretionary annual bonus. At the beginning of each year, the Committee and the Chief Executive Officer (the “CEO”) review each individual executive’s job responsibilities and goals for the upcoming year. The amount of the bonus and any performance criteria vary with the position and role of the executive within the Company. In addition, for all executives, the Committee reviews the Company’s actual financial performance against its internally budgeted performance in determining year-end bonuses, if any. However, the Committee does not set objective performance targets for executives other than the CEO and sales and marketing personnel.

Stock Option and Restricted Stock Grants – The Company, from time to time, grants stock options and shares of restricted stock in order to provide certain executives with a competitive total compensation package, and to reward them for their contribution to the long-term price performance of the Common Stock. Grants of stock options and restricted stock are designed to align the executive’s interest with that of the shareholders of the Company. In awarding option grants, the Committee will consider, among other things, the amount of stock and options presently held by the executive, the executive’s past performance and contributions, and the executive’s anticipated future contributions and responsibilities.

2004 CEO Compensation – Mr. Whang, the Company’s CEO, is entitled to an annual base salary of $188,402, with annual base salary increases of at least 5% to be determined by our Board of Directors, pursuant to the terms of his March 15, 2001 employment agreement with the Company. Effective April 1, 2001, Mr. Whang voluntarily reduced his annual base salary by 20% to $150,722, and has forgone any salary increases since that date. Mr. Whang’s base salary is based upon the compensation of executives in comparable positions in the semiconductor industry, adjusted for the size of the Company (total assets and revenues).

In connection with the execution of Mr. Whang’s employment agreement, our Board of Directors approved an incentive compensation plan for the CEO, which provides for an annual cash bonus equal to 2% of the annual earnings of the Company before taxes and extraordinary items, plus 2% of the amount by which the revenues of the Company in an applicable fiscal year exceed such revenues for the previous fiscal year. The total of such cash bonuses is limited to the lesser of 50% of Mr. Whang’s base salary for the applicable fiscal year or 10% of the Company’s earnings before taxes and extraordinary items (after deducting the sum of such bonuses). Mr. Whang did not earn a bonus in 2004. Mr. Whang’s employment agreement with the Company incorporates the incentive compensation plan described above. See “Employment And Change In Control Arrangements.”

RESPECTFULLY SUBMITTED,

Alvin L. Katz, Chairman
Bruce R. Thaw
Robert King

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by our Board of Directors on April 16, 2004, a copy of which is attached as an exhibit to this Proxy Statement, the Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the Company’s auditors information relating to the auditors’ judgments about the quality of the Company’s accounting principles, recommending to our Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K and overseeing compliance with the requirements of the Securities and Exchange Commission (the “SEC”) for disclosure of auditors’ services and activities. The Audit Committee also develops and recommends corporate governance guidelines to the Board and provides oversight with respect to corporate governance and ethical conduct.

The Board of Directors annually reviews the independence of the Audit Committee members in view of the NASD’s listing standards’ and the SEC’s definitions of independence for audit committee members. The Board has determined that each of the three members of the Audit Committee meets those definitions and standards. Additionally, each member of the Audit Committee is financially literate, and one of the Audit Committee members, Alvin L. Katz, has financial management expertise as required by Nasdaq’s rules and meets the SEC’s definition of an “audit committee financial expert.”

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee meets regularly with the independent accountants without management present and also meets in executive session without any others present. The Audit Committee has reviewed the Company’s consolidated financial statements for the fiscal year ended September 30, 2004, as audited by its former independent auditors, KPMG LLP (“KPMG”), and has discussed these financial statements with management. In addition, the Audit Committee has discussed with KPMG the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees.” Furthermore, the Audit Committee has received the written disclosures and the letter from KPMG required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with KPMG its independence.

Based upon the foregoing review and discussion, the Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended September 30, 2004 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

RESPECTFULLY SUBMITTED,

Bruce R. Thaw, Chairman
Alvin L. Katz
Robert F. King

PRE-APPROVAL POLICY

In May, 2003, the Audit Committee adopted a Pre-Approval Policy (the “Policy”) governing the approval of all audit and non-audit services performed by the independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.

According to the Policy, the Audit Committee will annually review and pre-approve the types of services, and will set a limit on the fees for such services, that may be provided by the independent auditor during the following year. The Policy specifically describes the annual audit services and fees, other services that are audit-related, the preparation of tax returns and tax related compliance services and all other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is twelve (12) months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

Any service to be provided by the independent auditor that has not received general pre-approval under the Policy is required to be submitted to the Audit Committee for approval prior to the commencement of a substantial portion of the engagement. Any proposed service exceeding pre-approved cost levels is also required to be submitted to the Audit Committee for specific approval.

The Audit Committee will revise the list of general pre-approved services from time to time based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

CODE OF ETHICS

The Board of Directors has adopted a Code of Ethics for all employees of the Company, as recommended by the Audit Committee. A copy of this Code of Ethics may be viewed on our website (www.amtechsystems.com), or obtained at no charge by written request to the Company’s Corporate Secretary.

DISCLOSURE OF AUDIT AND NON-AUDIT FEES

The following table sets forth the fees billed to us by our independent auditors during the years ended September 30, 2004 and 2003 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.

	Year Ended Sept. 30, 2004	Year Ended Sept. 30, 2003
Audit Fees	$275,000	$123,000
Audit-Related Fees (1)	5,773	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$280,773	$123,000

(1)	Accounting and reporting advisory services related to acquisition activities.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of September 30, 2004, concerning outstanding options and rights to purchase Common Stock granted to participants in all of the Company’s equity compensation plans and the number of shares of Common Stock remaining available for issuance under such equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	429,017	4.92	187,500
Equity compensation plans not approved by security holders (2)	69,300	13.10	—

Total	498,317		187,500

(1)	Represents the 1995 and 1998 Employee Stock Option Plans and the Non-employee Director Stock Option Plan.
(2)	Represents (i) 10,000 shares of common stock issuable upon exercise of options granted to non-employee directors under stock purchase agreements prior to the 1996 establishment of the Non-employee Director Stock Option Plan, with an exercise price of $1.13 and (ii) 59,300 shares of common stock issuable upon exercise of options granted to advisors in the connection with private placement in September 2000, having an exercise price of $15.12. The options under both plans are fully vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our Common Stock as of May 31, 2005, by (i) each director and executive officer of the Company, including the Named Executive Officers, (ii) all executive officers and directors of the Company as a group, and (iii) each person known by the Company to be the beneficial owner of more than 5% of our Common Stock. This information was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and is based upon the information furnished by the persons listed below. Except as otherwise indicated, each shareholder listed possesses sole voting and investment power with respect to the shares indicated as being beneficially owned.

Name and Address (1) (2)	No. of Shares of Common Stock Beneficially Held (3)		Percent of Common Stock Ownership (3)	No. of Shares of Preferred Stock Beneficially Held (3)	Percent of Preferred Stock Ownership (3)
Jong S. Whang	247,222	(4)	8.6%
Robert T. Hass	29,375	(5)	1.1%
Alvin L. Katz	96,000	(6)	3.5%
Robert F. King	5,667	(7)	*
Bruce R. Thaw	32,000	(6)	1.2%
Directors and Executive Officers of the Company as a group (5 persons)	410,264	(8)	15.2%

5% Shareholders:

Name and Address (1) (2)	No. of Shares of Common Stock Beneficially Held (3)		Percent of Common Stock Ownership (3)	No. of Shares of Preferred Stock Beneficially Held (3)		Percent of Preferred Stock Ownership (3)
Robert Sussman
520 Madison Avenue, 41st Floor New York, NY 10022	202,500	(9)	7.5%

Richard L. Scott
700 11th StreetS, Suite 101 Naples, FL 34102	312,500	(10)	10.4%	312,500	(10)	57.9%

Steven N. Bronson
100 Mill Plain Road Danbury, CN 06811	256,250	(11) (12)	8.7%	196,250	(11)	36.3%

*	Less than 1%.
(1)	Except as otherwise noted, the address for each person listed in this table is c/o Amtech Systems, Inc., 131 South Clark Drive, Tempe, Arizona 85281.
(2)	Mr. Whang is the Company’s President, CEO and a director. Mr. Hass is the Vice President – Finance, Chief Financial Officer, Treasurer, Secretary and a director. Messrs. Katz, King and Thaw are directors of the Company.
(3)	The share amounts and percentages shown include shares of Common Stock actually owned as of May 31, 2005, and shares of Common Stock with respect to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to options or warrants. All shares of Common Stock that the identified person had the right to acquire within 60 days of May 31, 2005, upon the exercise of options or warrants, are deemed to be outstanding when computing the percentage of the securities owned by such person, but are not deemed to be outstanding when computing the percentage of the securities owned by any other person.
(4)	Includes (i) 351 shares held jointly with Mr. Whang’s spouse and (ii) 162,767 shares issuable upon exercise of options exercisable within 60 days of May 31, 2005.
(5)	Includes 29,250 shares issuable upon exercise of options exercisable within 60 days of May 31, 2005.
(6)	Includes 32,000 shares issuable upon exercise of options exercisable within 60 days of May 31, 2005.
(7)	Includes 5,667 shares issuable upon exercise of options exercisable within 60 days of May 31, 2005.
(8)	Includes 261,684 shares issuable upon exercise of options exercisable within 60 days of May 31, 2005.
(9)	Includes 2,500 shares jointly owned with Mr. Sussman’s spouse.
(10)	Mr. Scott is a controlling member of Amtech Investments, LLC, a member-managed limited liability company which owns 312,500 shares of the Series A Preferred Stock.
(11)	Mr. Bronson is managing member of Catalyst Fund GP, LLC, which is the general partner of Catalyst Fund, L.P. Catalyst Fund, L.P. owns 196,250 shares of the Series A Preferred Stock.
(12)	Mr. Bronson is also president of Catalyst Financial LLC, a broker-dealer that owns a warrant to purchase 60,000 shares of Common Stock.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, as well as persons beneficially owning more than 10% of our outstanding Common Stock, to file certain reports of ownership with the SEC within specified time periods. Such officers, directors and shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of such forms received by us during the fiscal year ended September 30, 2004, or written representations from certain reporting persons, we believe that between October 1, 2003 and September 30, 2004, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

Comparison of Stock Performance

The following line graph compares cumulative total shareholder return, assuming reinvestment of dividends, for: the Company’s Common Stock, the NASDAQ Composite Index and the NASDAQ Industrial Index. Because the Company did not pay dividends on its Common Stock during the measurement period, the calculation of the cumulative total shareholder return on the Company’s Common Stock did not include dividends. The following graph assumes that $100 was invested on October 1, 1998.

PROPOSAL NO. 2— AMENDMENT TO NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

The Company’s stockholders are being asked to approve an amendment to the Non-Employee Directors Stock Option Plan (the “Amended Plan”), which amendment provides as follows:

•	Authorizes an additional 100,000 shares of Common Stock for issuance under the plan, increasing the authorized number of shares from 100,000 to 200,000;

•	Gives the Board discretion to determine the number of shares covered by options issued to new directors and to determine the date on which such options will be issued;

•	Gives the Board discretion to determine the number of shares covered by options issued to current directors on an annual basis and to determine the date on which such options will be issued;

•	Gives the Board discretion to issue options to departing directors in recognition of past service on the Board and any Board Committee;

•	Extends the plan termination date from December 21, 2005 to July 8, 2015;

•	Gives the Board discretion to determine the period during which options remain exercisable after a director ceases to serve on the Board, other than as a result of disability or death.

The proposed amendment was unanimously adopted by the Board on April 21, 2005, and will become effective upon shareholder approval at the Annual Meeting.

As of May 31, 2005, 16,000 shares remain available for grant under the Amended Plan, without giving effect to the amendment. The Board believes that the increase in shares available for issuance is necessary to establish a reserve of shares that would enable the grant of stock to non-employee directors. In addition, the Board believes that the Amended Plan is necessary to ensure that the Company will continue to retain, motivate and attract qualified non-employee directors and to provide recognition for exemplary service. The full text of the proposed amendment is attached as Appendix C.

Shares Reserved

Under the Amended Plan, the total number of shares of Common Stock that could be issued is 200,000, including the 100,000 share increase for which shareholder approval is sought under this proposal. After giving effect to the increase, 116,000 shares will remain available for future grant under the Amended Plan.

General Nature of the Amended Director Plan

The Amended Plan authorizes the grant of non-qualified stock options to our non-employee directors. The principal purposes of the Amended Plan are to provide incentives to non-employee directors of the Company to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock, and to obtain and retain the services of non-employee directors who are considered essential to the long-range success of the Company. The approval by the shareholders of the Amended Plan will allow us to continue to align interests of directors with the shareholders of the Company.

Upon approval of the Amended Plan by the Company’s shareholders, Robert King and Robert Averick, assuming they are elected to the Board at the Annual Meeting, will be eligible to participate in the Amended Plan as non-employee directors. Additionally, the Company anticipates the appointment of another non-employee director to fill the vacancy on the Board resulting from the resignations of Messrs. Thaw and Katz. Such director would be also eligible to participate in the Amended Plan.

Options previously granted under the Non-Employee Directors Stock Option Plan will become subject to the Amended Plan. Therefore, if a non-employee director who holds options previously issued under the plan ceases to be a director, unless such cessation occurs due to death or disability, then such options will terminate thirty days after the date the director ceases to be a director, unless the Board otherwise provides. As a result of the amendment, Messrs. Thaw and Katz will have thirty days from the Annual Meeting to exercise options previously issued to them under the Non-employee Directors Stock Option, unless the Board provides otherwise. The Board intends to extend the period during which Messrs. Thaw and Katz may exercise their outstanding options upon ceasing to serve as directors to the date that is twelve months from the date of the Annual Meeting. Such extension would be approved due to the exemplary service of such directors over the course of several years. In addition, if the Amended Plan is approved by the shareholders, the Board will have discretion to grant options to departing directors in recognition of such directors’ service on the Board and any Board Committee. Since this year’s annual meeting of shareholders is being held later than in previous years, the Board intends to grant to Messrs. Thaw and Katz options in recognition of their services during 2005 as set forth under “Nature of Options” below. The Board expects that these options, if granted, will vest and become exercisable as of the date of the option grant.

Summary of the Directors Plan

The following summary of the principal features of the Amended Plan. The summary, however, is not a complete description of all the provisions of the Amended Plan. Any shareholder of the Company who wishes to obtain a copy of the Amended Plan may do so upon written request to the Corporate Secretary at the Company’s principal executive offices at 131 South Clark Drive, Tempe, Arizona 85281.

Administration. The Amended Plan will be administered by the Compensation and Option Committee of the Company’s Board of Directors. The interpretation and construction by the Committee of any provisions of, or the determination of any questions arising under, the Amended Plan or any rule or regulation established by the Committee pursuant to the Amended Plan, will be final, conclusive and binding on all persons interested in the Amended Plan.

Shares Subject to the Amended Plan. The Amended Plan authorizes the granting of options the exercise of which would allow up to a maximum of 200,000 shares of the Common Stock to be acquired by the participants of such options. In order to prevent the dilution or enlargement of the rights of the participants under the Amended Plan, the number of shares of Common Stock authorized by the Amended Plan and the number of shares subject to outstanding options are subject to adjustment in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a stock dividend, stock split, combination of shares, merger, reorganization, consolidation, recapitalization or other change in the corporate structure affecting the Company’s capital stock. If any option granted under the Amended Plan is forfeited or terminated, the shares of Common Stock that were underlying such option shall again be available for distribution in connection with options subsequently granted under the Amended Plan.

Effective Date and Term of Directors Plan. If approved by the Company’s shareholders, the Amended Plan will be deemed effective upon shareholder approval at the Annual Meeting. No option may be granted after July 8, 2015. The Amended Plan will terminate ten (10) years after the effective date of the Amended Plan, subject to earlier termination by the Board. No option may be granted under the Amended Plan after the termination date, but options previously granted may extend beyond such date.

Nature of Options. The Amended Plan provides for the grant of non-statutory stock options to the Company’s non-employee directors. Each non-employee director who joins the Board of Directors after July 8, 2005, will receive an option to acquire 6,000 shares, or such other number as the Board may determine, of the Company’s Common Stock. In addition to the foregoing option grant, a grant of options to purchase 5,000 shares, or such other number as the Board may determine, of the Company’s Common Stock will be made annually to each non-employee director on the first business day following the Company’s Annual Meeting of Shareholders each year, or such other date as may be determined by the Board, provided that such director has attended at least 75% of the meetings of the Board of Directors and of the Board Committees of which such non-employee director was a member in the preceding fiscal year. . Pursuant to the Amended Plan, the Board also has the discretion to grant options, and determine the rights of such options, to directors who are departing in recognition of past service on the Board and any Board Committees.

The table below sets forth the option grants that the Company anticipates will be made to the non-employee directors and certain departing directors following the Annual Meeting, assuming the nominees identified in Proposal 1 of this proxy statement are reelected to the Board at the Annual Meeting, and assuming that the shareholders approve the amendment to the Plan as set forth in this Proposal 2.

Name and Position	Dollar Value ($)	Number of Units
Robert F. King	N/A	5,000	(1)
Robert M. Averick	N/A	6,000	(2)
Alvin K. Katz	N/A	1,500	(3)
Bruce R. Thaw	N/A	1,500	(3)

(1)	Represents options issuable to current non-employee directors for Board and Committee service for 2004 fiscal year.
(2)	Represents one-time issuance of options to new directors. Mr. Averick will be eligible, assuming he meets the applicable attendance requirements, to receive 5,000 options annually under the Amended Plan beginning with the 2005 fiscal year.
(3)	The Company anticipates that each of Alvin Katz and Bruce Thaw will receive a portion of the annual options grant under the Amended Plan for service up to the date of the Annual Meeting.

Exercise of Options. Pursuant to the terms of the Amended Plan, each option granted, except options issued to departing directors, the terms of which may be determined by the Board, will vest one-third on the first anniversary of the option grant, an additional one-third on the second anniversary of the option grant and the remaining one-third on the third anniversary of the option grant, provided the optionee remains an Eligible Director (as defined in the Amended Plan) at such vesting dates. Accordingly, each option grant will be vested and exercisable with respect to the 33 1/3% of the underlying shares on the first anniversary of the date of grant, 66 2/3% of the underlying shares on the second anniversary, and 100% of the underlying shares on the third anniversary. The exercise price of all options granted under the Amended Plan will be the Fair Market Value (as defined in the Amended Plan) of the Company’s Common Stock on the grant date. All options granted under the Amended Plan will expire ten (10) years from the date of grant. Options are not transferrable other than by will, under the laws of descent and distribution, or pursuant to a qualified domestic relations order, and each option is exercisable during the lifetime of the optionee only by the optionee. Unexercised options terminate one year from the date an individual ceases to be a director of the Company due to death or disability. Unexercised options terminate thirty days from the date an individual ceases to be a director of the Company, or such other amount of time from such date as the Board may determine, due to any reason other than death or disability.

Agreements. Options granted under the Amended Plan will be evidenced by agreements consistent with the Amended Plan in such form as the Compensation and Option Committee may prescribe.

Amendments to the Amended Plan. The Board may at any time, and from time to time, amend, modify or terminate any of the provisions of the Amended Plan, but no amendment, modification or termination shall be made which would impair the rights of a participant under any agreement theretofore entered into pursuant to an option grant, without the participant’s consent.

Federal Income Tax Consequences for Nonstatutory Stock Options

The Amended Plan will not be a “qualified plan” as defined in Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options (“NSOs”) do not qualify as “incentive stock options” under Section 422 of the Code.

A recipient does not realize any compensation income upon the grant of an NSO. Additionally, the Company may not take a tax deduction at the time of the grant. Upon exercise of an NSO, a recipient realizes and must report as compensation income in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. The Company is entitled to take a deduction at the same time and in the same amount as the recipient reports as compensation income, provided the Company withholds federal income tax in accordance with the Code and applicable Treasury regulations.

In addition to the foregoing federal tax considerations, the exercise of an option and the ultimate sale or other disposition of the shares of Common Stock acquired thereby will in most cases be subject to state income taxation.

Vote Required

Assuming a quorum consisting of a majority of all of the outstanding shares of Common Stock and Preferred Stock is present, in person or by proxy, at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock present, in person or by proxy, at the Annual Meeting, is required to approve the Amended Plan. If you abstain or if you hold your shares in “street name” and fail to sign, date and return the enclosed proxy card, it will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS AND ENCOURAGES YOU TO VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN.

OTHER MATTERS

Annual Report

The Annual Report of the Company for the fiscal year ended September 30, 2004, is enclosed herewith.

Voting By Proxy

In order to ensure that your shares will be represented at the Annual Meeting, please sign and return the enclosed proxy in the envelope provided for that purpose, whether or not you expect to attend. Any shareholder may, without affecting any vote previously taken, revoke a written proxy by delivering to our executive offices, to the attention of our corporate Secretary prior to the vote at the Annual Meeting, written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Independent Auditors

Our Board of Directors has selected the accounting firm of Mayer Hoffman McCann P.C. (MHM) as the Company’s independent public accountants for the fiscal year ending September 30, 2005. KPMG audited the Company’s financial statements for the fiscal years ending September 30, 2004 and 2003. A representative of MHM is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions.

Deadline for Shareholder Proposals for Action at the Company’s Next Annual Meeting

The Company anticipates holding its 2006 Annual Meeting of Shareholders on March 17, 2006. Any shareholder who wishes to present any proposal for shareholder action at the 2006 Annual Meeting of Shareholders, must be submitted to the Company’s Secretary, at the Company’s offices, not later than October 14, 2005, in order to be included in the Company’s proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, Amtech Systems, Inc., 131 South Clark Drive, Tempe, Arizona 85281. If a shareholder proposal is introduced at the 2006 Annual Meeting of Shareholders without any discussion of the proposal in the Company’s proxy statement, and the shareholder does not notify the Company on or before January 3, 2006, as required by SEC Rule 14(a)-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by the Company for the 2006 Annual Meeting will be voted by the persons named in such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address

Shareholder Communications with Board of Directors

The Company does not have formal procedures for shareholder communications with the Board of Directors. However, any matter intended for the Board of Directors or any Board Committee should be directed to the Corporate Secretary of the Company at 131 South Clark Drive, Tempe, Arizona 85281, with a request to forward the same to the intended recipient. All shareholder communications delivered to the Corporate Secretary of the Company for forwarding to the Board of Directors or specified Board members will be forwarded in accordance with the shareholder’s instructions.

HOUSEHOLDING OF PROXY MATERIALS

In December 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (i.e., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

If you are currently receiving multiple copies of the Company’s Proxy Statement and Annual Report at your address and would like to request householding of your communications, please contact your broker. Once you have elected householding of your communications, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker if you own shares in street name, or direct your written request to Amtech Systems, Inc., 131 South Clark Drive, Tempe, Arizona 85281, Attn: Secretary if you are a shareholder of record.

By Order of the Board of Directors:

Robert T. Hass, Secretary

Tempe, Arizona

June 15, 2005

EXHIBIT A

Amtech Systems, Inc.

Audit Committee Charter

The Committee’s Purpose. The Audit Committee (the “Committee”) is appointed by the Board of Directors for the primary purposes of:

Assisting the Board in its oversight of the:

Quality and integrity of the Company’s financial statements.

Company’s compliance with legal and regulatory requirements.

Company’s overall risk management profile.

Independent auditor’s qualifications and independence.

Performance of the Company’s independent auditors.

Preparing the annual Audit Committee Report to be included in the Company’s proxy statement.

The Committee’s Duties and Responsibilities. Company management is responsible for preparing financial statements; the Committee’s primary responsibility is oversight. To carry out this responsibility, the Committee will undertake the following activities:

General

To develop and maintain free and open means of communication with the Board, the Company’s independent auditors and the financial and general management of the Company.

To perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this charter, the Company’s bylaws and applicable law.

To maintain and update, as appropriate, this charter, which will be published on the Company’s website and disclosed in the Company’s proxy at least once every three years as required by the SEC’s proxy rules.

To review with the Board any significant issues that arise with respect to the items listed in I.A.1 through I.A.5 above.

The Company’s Financial Statements and Published Information

At least annually, to review:

Major issues regarding accounting principles and financial statement presentations including any significant changes in the Company’s selection or application of accounting principles, as well as the clarity and completeness of the Company’s financial statements and items that impact the representational faithfulness, verifiability, and neutrality of accounting information.

Analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of the application of alternative GAAP methods on the financial statements.

The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

To discuss the annual audited financial statements and quarterly financial statements (including matters outlined in SAS No. 61, “Communications with Audit Committees”) with Company management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s SEC filings.

To discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. These discussions need not occur in advance of each release or each provision of guidance.

Performance and Independence of the Company’s Independent Auditors

At least annually, to obtain and review a written report by the independent auditors describing:

The independent auditing firm’s internal quality control procedures.

Any material issues raised by the most recent internal quality control review, or peer review, of the independent auditing firm.

Any material issues raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditing firm.

Any steps taken to deal with any issues raised in such internal quality control reviews, peer reviews, or governmental or professional authority inquiries or investigations.

All relationships between the independent auditor and the Company.

To annually evaluate the independent auditor’s qualifications, performance, and independence, including a review and evaluation of the lead partner, taking into account the opinions of Company management, and to report its conclusions to the Board.

To assure regular rotation of the lead audit partner, as required by law.

To periodically meet with the independent auditors without Company personnel present.

To set clear hiring policies for employees or former employees of the independent auditors.

The Review of Services and Audit by Independent Auditor

To appoint, retain, compensate, evaluate, and terminate the Company’s independent auditors, with sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements with the independent auditors (these responsibilities may not be delegated to Company management).

At least annually, to pre-approve all audit and non-audit services to be provided to the Company by its independent auditors (this responsibility may not be delegated to

Company management and, to the extent that this responsibility is delegated to one or more members of the Committee, such member(s) must report such pre-approvals at the next scheduled meeting of the Committee).

To ensure that the Company’s independent auditors do not perform any non-audit services that are prohibited by law or regulation.

To review the scope of the annual audit to be performed by the Company’s independent auditors.

To review with the independent auditor any audit problems or difficulties encountered in the course of the audit work, and Company management’s responses thereto.

To review the audit report and recommendations submitted by the Company’s independent auditors.

To review the report required by Section 10A(k) of the Securities Exchange Act of 1934 from the independent auditor concerning:

Critical accounting policies and practices to be used in the audit.

Alternative treatments of financial information within GAAP that have been discussed with Company management, ramifications of the use of such alternative disclosure and treatments, and the treatment preferred by the independent auditor.

Other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

Controls within the Company

To periodically meet separately with Company management, including senior finance and accounting management.

To annually review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

To review the results of the Company’s annual assessment relating to compliance with the Company’s Code of Ethics.

To receive quarterly a report from the Company’s Chief Executive Officer and Chief Financial Officer describing:

All significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data.

Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

To establish procedures for the:

Receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

Confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Review of Risk Management

To discuss:

Guidelines and policies to govern risk assessment and risk management.

The Company’s major risk exposures and the steps Company management has taken to monitor and control such exposures.

To review the status of corporate security, the security for the Company’s electronic data processing information systems and the general security of the Company’s people, assets and information systems.

To review the status of the Company’s financial instruments.

To receive annual and as required reports from the Company’s legal counsel regarding legal, regulatory and intellectual property issues.

Authority to Retain Experts. The Committee has the authority to select, retain, direct, and, if appropriate, terminate such experts as it deems necessary in the performance of its duties.

Annual Performance Evaluation of the Committee. At least annually, the Committee will evaluate how well it has fulfilled its purpose during the previous year, and will report its findings to the full Board.

Audit Committee Financial Expert. At least one member of the Committee must have accounting or related financial management expertise as determined by the Board in accordance with applicable stock exchange listing standards. At least one member of the Committee must be an “audit committee financial expert” as defined by the Securities and Exchange Commission. The person with accounting or related financial management expertise and the “audit committee financial expert” can be one and the same.

Membership Requirements. The Committee shall be comprised of three or more directors as determined by the Board, each of whom: (1) meets NASDAQ’s definition of independence; (2) meets the requirements regarding compensation and affiliation contained in SEC Rule 10A-3(b)(1), as amended, and are free from any relationship that in the opinion of the Board would interfere with the exercise of his independent judgment as a member of the Committee; (3) has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; (4) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as required by NASDAQ’s Marketplace Rule 4350(d)(2). In addition, at least one member of the Committee will have past employment experience in finance or accounting, requisite professional certification in accounting or any comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless the Board elects a Chairman, the Committee members may designate a Chairman by majority vote of the Committee.

EXHIBIT B

Amtech Systems, Inc.

Nominating Committee Charter

The Committee’s Purpose. To identify and recommend Director nominees.

The Committee’s Duties and Responsibilities.

Board Nominees. Identify and recommend Director nominees to fill expiring and vacant Board seats.

Committee Recommendations. Make recommendations to the Board with respect to the directors to serve on committees of the Board

Board Compensation. Review and recommend to the Board changes to Director compensation.

Board Reports. Report periodically to the Board on its meetings and other activities.

Organization and Procedure

The Nominating Committee shall consist of no fewer than two members.

Each member of the Nominating Committee shall satisfy the independence requirements set forth in The NASDAQ Stock Market, Inc. rules, as amended from time to time and as interpreted by the Board in its business judgment.

The Board shall appoint the members of the Nominating Committee, considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Nominating Committee shall serve until their successors are appointed and qualify. Unless a Chairperson is elected by the full Board, the members of the Nominating Committee may designate a Chairperson by majority vote of the full committee membership.

The Board shall have the power at any time to change the membership of the Nominating Committee and to fill vacancies in it. Except as expressly provided in this Charter and the Amended and Restated By-laws of the Company, the Nominating Committee shall fix its own rules of procedure.

B-1

EXHIBIT C

AMENDMENT TO THE NON-EMPLOYEE

DIRECTORS STOCK OPTION PLAN

OF AMTECH SYSTEMS, INC.

This Amendment (this “Amendment”) to the Non-Employee Directors Stock Option Plan of Amtech Systems, Inc. (the “Plan”) is adopted by Amtech Systems, Inc., an Arizona corporation (the “Company”), effective July 8, 2005.

RECITALS

WHEREAS, the Board of Directors (the “Board”) originally adopted the Plan on December 21, 1995, and the Plan was approved by the shareholders of the Company on February 29, 1996;

WHEREAS, the Plan originally provided for (i) the reservation of 100,000 shares of common stock of the Company for issuance under the Plan, (ii) the issuance of 6,000 options to new directors to the Board and (iii) the issuance of 3,000 options annually to current directors, provided certain conditions are met;

WHEREAS, as a result of a forward two-to-one stock split on March 29, 1996, and pursuant to Section 8 of the Plan, (i) the number of shares of common stock reserved for issuance under Section 2 of the Plan was increased to 200,000 shares, (ii) the number of options to be issued to new directors under Section 3(a) of the Plan was increased to 12,000 and (iii) the number of options to be issued annually to current directors under Section 3(b) of the Plan was increased to 6,000;

WHEREAS, as a result of a reverse two-to-one stock split on March 15, 1999, and pursuant to Section 8 of the Plan, (i) the number of shares of common stock reserved for issuance under Section 2 of the Plan was decreased to 100,000 shares, (ii) the number of options to be issued to new directors under Section 3(a) of the Plan was decreased to 6,000 and (iii) the number of options to be issued annually to current directors under Section 3(b) of the Plan was decreased to 3,000;

WHEREAS, the Plan was amended on March 15, 2001 to increase the number of options to be issued annually to current directors under Section 3(b) of the Plan from 3,000 to 5,000;

WHEREAS, Section 9 of the Plan provides that the Plan may be amended from time to time by the Board, subject in certain circumstances to shareholders approval of such amendment;

WHEREAS, the Board believes it is in the best interests of the shareholders to: (i) increase the number of shares of common stock issuable under the Plan by 100,000 shares, (ii) amend Section 3(a) of the Plan to provide that the Board will have discretion with respect to the number of shares covered by options issued to new directors and with respect to the date on which such options will be issued; (iii) amend Section 3(b) of the Plan to provide that the Board will have discretion with respect to the number of shares covered by options issued annually to current directors and with respect to the date on which such options will be issued; (iv) extend the Plan’s termination date to July 8, 2015; and (v) amend Section 11(a) to provide that the Board will have discretion with respect to the period during which options remain exercisable after a director ceases to serve on the Board, other than as a result of disability or death.

NOW, THEREFORE, the following amendments to the Plan are adopted by the Company.

AMENDMENTS

Effective as of July 8, 2005, Section 2 of the Plan is hereby amended and replaced in its entirety as follows:

“2. Common Stock Subject to the Plan. Subject to increases and adjustments pursuant to Section 9 of the Plan, the number of Shares reserved and available for distribution under the Plan shall be two hundred thousand (200,000). If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unauthorized Shares covered by the Option shall, unless the Plan shall have terminated, be available for future grants of Options.”

Effective as of July 8, 2005, Section 3(a) of the Plan is hereby amended and replaced in its entirety as follows:

“(a) Each individual who first becomes an Eligible Director after the Effective Date, whether through election by the stockholders or appointment of the Board, shall be granted at the time of such initial election or appointment, or on such other date as may be determined by the Board, an Option to purchase 6,000 shares of Stock, or such other number of shares of Stock as may be determined by the Board.”

Effective as of July 8, 2005, Section 3(b) of the Plan is hereby amended and replaced in its entirety as follows:

“(b) On the first business day following the Company’s Annual Meeting of Shareholders each year (the “Annual Grant Date”), beginning with the first business day following the 2005 Annual Meeting of Shareholders, or at such other date as may be determined by the Board, each individual who is at that time an Eligible Director shall be granted an Option under the Plan to purchase an additional 5,000 shares of Stock, or such other number of shares of Stock may be determined by the Board; provided such individual (i) has attended 75% of the meetings of the Board held during the 12-month period immediately preceding the Annual Grant Date, or (ii) if such individual was appointed or elected as a director during such 12-month period, he or she has attended 75% of the meetings of the Board held during his of her term as a director, and (iii) has attended 75% of the meetings of any Committee of the Board to which such individual has been appointed as a member during such 12-month period.”

Effective as of July 8, 2005, the Plan is hereby amended to add Section 3(e) as follows:

“(e) Notwithstanding any other provision of this Plan to the contrary, in the event of a departure of a director, due to resignation or otherwise, the Board shall have discretion to grant to such departing director an Option or Options to purchase such number of shares of Stock as the Board may determine and to fix the vesting and exercisability dates with respect thereto in recognition of such departing director’s service on the Board or any Committee thereof.”

Effective as of July 8, 2005, Section 4 of the Plan is hereby amended and replaced in its entirety as follows:

“4. Stockholder Approval. This Plan was adopted by the Board of Directors of the Company on December 21, 1995 (the “Effective Date”) and approved by the shareholders on February 29, 1996. The Board approved certain amendments to the Plan on March 15, 2001 and April 21, 2005. The shareholders approved certain amendments to the Plan on July 8, 2005. Options may be granted under the Plan on and after the Effective Date. No Option may be granted after July 8, 2015; provided, however, that the Plan and all outstanding Options shall remain in effect until such Options shall have been exercised, shall have expired or shall otherwise be terminated.”

Effective as of July 8, 2005, Section 11(a) of the Plan is hereby amended and replaced in its entirety as follows:

“(a) Termination as a Director. If an Optionee ceases to be a director, unless such cessation occurs due to death or disability, then the Option shall terminate on the date that is thirty (30) days from the date the Optionee ceases to be a director, or such other date as may be determined by the Board.”

* * * * *

The undersigned, Robert T. Hass, Secretary of the Company, hereby certifies that the amendments described above were adopted by the Board on April 21, 2005 and by the Company’s shareholders on July 8, 2005.

Executed at Tempe, Arizona this 9th day of June, 2005.

Amtech Systems, Inc., an Arizona corporation

By:
Robert T. Hass
Secretary

Proxy - AMTECH SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF AMTECH SYSTEMS, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Amtech Systems, Inc., an Arizona corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated June 15, 2005, and hereby appoints Jong S. Whang and Robert T. Hass, and each or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of AMTECH SYSTEMS, INC. to be held at the Hilton Phoenix Airport Hotel, 2435 South 47th Street, Phoenix, Arizona on Friday, July 8, 2005, at 10:00 a.m., Arizona time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ON THE REVERSE SIDE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY COME BEFORE THE MEETING.

Amtech Systems, Inc.

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

!123456564525!

MMMMMMMMMMMM

000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

C 1234567890 J N T

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A ITEMS OF BUSINESS

1. ELECTION OF DIRECTORS - The Board of Directors recommends a vote FOR the listed nominees as Common Stock Directors

For Withhold Number of Votes

01 - Jong S. Whang 02 - Robert T. Hass 03 - Robert F. King

2. AMENDMENT OF NON_EMPLOYEE DIRECTORS STOCK OPTION PLAN – The Board of Directors recommends a vote FOR the proposed amendments to the Non-employee Directors Stock Option Plan

For Against Abstain

B AUTHORIZED SIGNATURES – Sign here – This section must be completed for your instructions to be executed.

The undersigned agrees that the proxy holder is authorized to cumulate votes in the election of directors and to vote for less than all of the nominees.

Please sign exactly as your name appears on the front of this proxy card. When shares are held in common or in joint tenancy, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please return in the enclosed, postage-paid envelope.

Signature 1 - Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

Amtech Systems, Inc.

PREFERRED STOCK PROXY

SAMPLE COMPANY ADDRESS 1 CITY, STATE ZIP	☐ Mark this box with an X if you have made Changes to your name or address details above.

Proxy - AMTECH SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMTECH SYSTEMS, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Amtech Systems, Inc., an Arizona corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated June 15, 2005, and hereby appoints Jong S. Whang and Robert T. Hass, and each or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of AMTECH SYSTEMS, INC. to be held at the Hilton Phoenix Airport Hotel, 2435 South 47th Street, Phoenix, Arizona on Friday, July 8, 2005, at 10:00 a.m., Arizona time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Preferred Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY COME BEFORE THE MEETING.

A ITEMS OF BUSINESS

1. ELECTION OF DIRECTORS - The Board of Directors recommends a vote FOR the listed nominee as Preferred Stock Director

	For	Withhold
1. Robert M. Averick	☐	☐

2. AMENDMENT OF NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN – The Board of Directors recommends a vote FOR the proposed amendments to the Non-employee Directors Stock Option Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

B AUTHORIZED SIGNATURES – Sign here – This section must be completed for your instructions to be executed.

The undersigned agrees that the proxy holder is authorized to cumulate votes in the election of directors and to vote for less than all of the nominees.

Please sign exactly as your name appears on the front of this proxy card. When shares are held in common or in joint tenancy, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please return in the enclosed, postage-paid envelope.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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